Exhibit 3.38(a)

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA DEC 26 1991 CHERYL A. LAU SECRETARY OF STATE		FILING FEE: $125.00 K.K. RECEIPT #C 31565 ALLISON, MACKENZIE HARTMAN ET. AL. P.O. BOX 646 CARSON CITY, NEVADA 89702

/s/ CHERYL A. LAU
No.	11923—91

ARTICLES OF INCORPORATION

OF

CLUBCORP FINANCIAL MANAGEMENT COMPANY

I, the undersigned, for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, do hereby certify that:

ARTICLE I

The name of this corporation is ClubCorp Financial Management Company.

ARTICLE II

The address of its initial registered office is 402 North Division Street, Carson City, Nevada 89703, and the name of its initial registered agent at such address is ANDREW MacKENZIE, ESQ.

Offices for the transaction of any business of this corporation, and where meetings of the Board of Directors and of the stockholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other state, territory, or possession of the United States of America, or in any foreign country.

ARTICLE III

The nature of the business and objects and purposes proposed to be transacted, promoted, or carried on by the corporation are to engage in any lawful activity.

ARTICLE IV

The total authorized capital stock of the corporation shall consist of one thousand (1,000) shares, with a par value of One Dollar ($1.00) per share, all of which shall be entitled to voting power.

ARTICLE V

The members of the governing board of the corporation shall be styled Directors, and the number thereof at the inception of this corporation shall be three (3) or more. The number of Directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation and the statutes of the State of Nevada. Directors need not be shareholders, but shall be full age and at least one shall be a citizen of the United States. The names and post office

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addresses of the first Board of Directors, which shall consist of three (3) persons, and who shall hold office until their successors are duly elected and qualified are as follows:

Murry E. Page	14651 Dallas Parkway Suite 700 Dallas, Texas 75240

Deborah G. Means	14651 Dallas Parkway Suite 700 Dallas, Texas 75240

Richard T. Cassidy	14651 Dallas Parkway Suite 700 Dallas, Texas 75240

ARTICLE VI

The capital stock of the corporation, after the amount of the subscription price has been paid in money, property, or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

ARTICLE VII

This corporation shall have perpetual existence.

ARTICLE VIII

The name and address of the incorporator signing these Articles of Incorporation is as follows:

Linda L. Blanton	14651 Dallas Parkway Suite 700 Dallas, Texas 75240

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 23rd day of December, 1991.

/s/ Linda L. Blanton
Linda L. Blanton

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STATE OF TEXAS	}
}
COUNTY OF DALLAS	}

BEFORE ME, the undersigned authority, on this day personally appeared Linda L. Blanton, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that she executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 23rd day of December, 1991.

/s/ Linda M. McGuire
Notary Public, State of Texas

[Notary Public Stamp]

RECEIVED DEC 26 1991 Secretary of State

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FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

DEC 26 1991
CHERYL A. LAU SECRETARY OF STATE

/s/ Cheryl A. Lau
No.	11923-91

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
BY RESIDENT AGENT

In the matter of CLUBCORP FINANCIAL MANAGEMENT COMPANY, I, Andrew Mackenzie, with address at 402 North Division Street, Town of Carson City 89702, Independent City, State of Nevada, hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

Furthermore, that the mailing address for the above registered office is: P.O. Box 646, Carson City 89702, State of Nevada. In witness whereof, I have hereunto set my hand this 26th day of December, 1991.

/s/ Andrew MacKenzie
Andrew MacKenzie

[Illegible]

DEC 26 1991

[Illegible]

ARTICLES OF MERGER

MERGING

A0105 CORP.	1172-86 M/D
(NV)

AND

CCA CORP.	8577-86
(NV)

INTO

CLUBCORP FINANCIAL MANAGEMENT COMPANY	11923-91
(NV)

REQUESTED BY:

ANDREW MACKENZIE, ESQ.
ALLISON MACKENZIE LAW FIRM
P.O. BOX 646
CARSON CITY, NV 89702

FILE NUMBER: 11923-91

FILE DATE: 12/31/91

FILING FEE: $75.00

FILING FEE: $75.00 DF C32160 EXPEDITE 0E019225
ANDREW MACKENZIE, ESQ.
ALLISON MACKENZIE LAW FIRM
P.O. BOX 646
CARSON CITY, NV 89702
FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

DEC 31 1991
CHERYL A. LAU SECRETARY OF STATE

/s/ CHERYL A. LAU
No.	11923-91

ARTICLES OF MERGER

of

A0105 CORP. and CCA CORP.

into

ClubCorp Financial Management Company

Pursuant to the provisions of Nevada Revised Statutes 78.458, the undersigned corporation submits the following Articles of Merger for the purpose of merging A0105 Corp. and CCA Corp. into ClubCorp Financial Management Company:

1.     The name and place of incorporation of each constituent corporation and the surviving corporation is as follows:

Surviving Corporation:
ClubCorp Financial Management Company
Incorporated under the laws of the State of Nevada

Constituent Corporation:
A0105 Corp.
Incorporated under the laws of the State of Nevada

Constituent Corporation:
CCA Corp.
Incorporated under the laws of the State of Nevada

2.     A Plan and Agreement of Merger, a copy of which is attached as Exhibit “A” and incorporated herein by this reference, has been adopted by the Board of Directors of each corporation that is a party to the merger.

3.     The approval of the stockholders of ClubCorp Financial Management Company, the Surviving Corporation, was not required, since pursuant to NRS 78.454:

(a)        The articles of incorporation of the surviving corporation will not differ from its articles before the merger; and

(b)       Each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger; and

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(c)        The number of voting shares outstanding immediately after the merger will not exceed the total number of voting shares of the surviving corporation outstanding immediately before the merger; and

(d)       The number of participating shares outstanding immediately after the merger will not exceed the total number of participating shares outstanding immediately before the merger.

4.     The approval of the Plan and Agreement of Merger by the stockholders of A0105 Corp. and CCA Corp. was required, and:

(a)        The Plan and Agreement of Merger was approved by the unanimous consent of the shareholder of A0105 Corp.

(a)        The Plan and Agreement of Merger was approved by the unanimous consent of the shareholder of CCA Corp.

5.     The Articles of Incorporation of ClubCorp Financial Management Company, the Surviving Corporation, were not amended and will not be amended, as a result of the merger.

DATED: December 27, 1991

The Surviving Corporation

ClubCorp Financial Management Company

By	/s/ John H. Gray
John H. Gray
Its President

And	/s/ Murry E. Page
Murry E. Page Its Assistant Secretary

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STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, a notary public, on this day personally appeared John H. Gray, President of ClubCorp Financial Management Company, a Nevada corporation, known to me to be the persons whose names are subscribed to the foregoing document and, being by me first duly sworn, declared that the statements contained therein are true and correct and that they executed the Articles of Merger in the capacities stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 27th day of December, 1991.

[Notary Public Stamp]	/s/ Linda M. McGuire
Notary Public, State of Texas

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, a notary public, on this day personally appeared Murry E. Page, Assistant Secretary of ClubCorp Financial Management Company, a Nevada corporation, known to me to be the persons whose names are subscribed to the foregoing document and, being by me first duly sworn, declared that the statements contained therein are true and correct and that they executed the Articles of Merger in the capacities stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 27th day of December, 1991.

[Notary Public Stamp]	/s/ Linda M. McGuire
Notary Public, State of Texas

RECEIVED 11:30 DEC 31 1991

Secretary of State

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FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA DEC 30 1994 DEAN HELLER, SECRETARY OF STATE

No.	11923-91
/s/ DEAN HELLER

ARTICLES OF MERGER
of
AMERICAN CLUB FINANCIAL MANAGEMENT CORP.
(a Texas corporation)
into
CLUBCORP FINANCIAL MANAGEMENT COMPANY
(a Nevada corporation)

Pursuant to the provisions of Nevada Revised statutes 78.458, the undersigned corporation submits the following Articles of Merger for the purpose of merging American Club Financial Management Corp. into ClubCorp Financial Management Company:

1.     The name and place of incorporation of the constituent corporation and the surviving corporation is as follows:

Surviving Corporation:
ClubCorp Financial Management Company
Incorporated under the laws of the State of Nevada

Constituent Corporation:
American Club Financial Management Corp.
Incorporated under the laws of the State of Texas

2.     A Plan and Agreement of Merger, a copy of which is attached as Exhibit “A” and incorporated herein by this reference, has been adopted by the Board of Directors of each corporation that is a party to the merger.

3.     The approval of the stockholders of ClubCorp Financial Management Company, the Surviving Corporation, was not required, since pursuant to NRS 78.454:

(a)        The articles of incorporation of the surviving corporation will not differ from its articles before the merger; and

(b)       Each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger; and

(c)        The number of voting shares outstanding immediately after the merger will not exceed the total number of voting shares of the surviving corporation outstanding immediately before the merger; and

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EXHIBIT “A”

PLAN AND AGREEMENT OF MERGER

of

A0105 Corp. and CCA Corp.

into

ClubCorp Financial Management Company

THIS AGREEMENT, dated as of the 27th day of December, 1991, by and between A0105 Corp. (hereinafter sometimes referred to as “A0105”), CCA Corp. (hereinafter sometimes referred to as “CCA”) and ClubCorp Financial Management Company (hereinafter sometimes referred to as “FMC”). A0105 and CCA are hereinafter sometimes collectively referred to as the “Merged Corporations”, FMC is hereinafter sometimes referred to as the “Surviving Corporation”, and A0105, CCA and FMC are hereinafter sometimes collectively referred to as the “Constituent Corporation.” The agreement of the Constituent Corporations is as follows:

W I T N E S S E T H

WHEREAS, A0105 is a corporation duly organized and existing under the laws of the State of Nevada, having been incorporated on February 19, 1986, with its registered office being located at One East First Street, Reno, Nevada 89501, and the name of its registered agent being The Corporation Trust Company; and

WHEREAS, CCA is a corporation duly organized and existing under the laws of the State of Nevada, having been incorporated on December 8, 1986, with its registered office being located at One East First Street, Reno, Nevada 89501, and the name of its registered agent being The Corporation Trust Company; and

WHEREAS, FMC is a corporation duly organized and existing under the laws of the State of Nevada, having been incorporated on December 26, 1991, with its registered office being located at 402 North Division Street, Carson City, Nevada 89703, and the name of its registered agent being Andrew MacKenzie; and

WHEREAS, the authorized capital stock of A0105 consists of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding and owned by Club Corporation International; and

WHEREAS, the authorized capital stock of CCA consists of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding and owned by Club Corporation International; and

WHEREAS, the authorized capital stock of FMC consists of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding and owned by Club Corporation International; and

WHEREAS, the Board of Directors of the Constituent Corporations, respectively, deem it advisable for the general welfare and advantage of the Constituent Corporations and their respective shareholder, Club Corporation International, that the Constituent Corporations merge into a single corporation pursuant to this Agreement, and the Constituent Corporations respectively desire to so merge pursuant to this Agreement and pursuant to the applicable provisions of the laws of the States of Nevada.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereby agree, in accordance with the applicable provisions of the laws of the State of Nevada that the Constituent Corporations shall be merged into a single corporation, to wit: ClubCorp Financial Management Company, a Nevada corporation, one of the Constituent Corporations, which is not a new corporation, and which shall continue its corporate existence and be the corporation surviving the merger, and the terms and conditions of the merger hereby agreed upon (hereinafter called the “Merger”) which the parties covenant to observe, keep, and perform, and the mode of carrying the same into effect are and shall be as hereafter set forth:

ARTICLE 1.

EFFECTIVE TIME OF THE MERGER

1.1  At the effective time of the Merger, the separate existence of the Merged Corporations shall cease and shall be merged into the Surviving Corporation. Consummation of this Agreement shall de effected on the date on which the Articles of Merger in substantially the form annexed hereto as Exhibit “A” are filed in the office of the Secretary of State of the State of Nevada.

ARTICLE 2.

GOVERNING LAW;

CERTIFICATE OF INCORPORATION

2.1.  The laws which are to govern the Surviving Corporation are the laws of the State of Nevada. The Articles of Incorporation of FMC, shall, at the effective time of the Merger, remain in effect and unchanged thereafter until the same shall be further amended or altered in accordance with the provisions thereof.

ARTICLE 3.

BYLAWS

3.1.  The bylaws of FMC, shall, at the effective time of the Merger, remain in effect and unchanged thereafter until the same shall be further amended or altered in accordance with the provisions thereof.

ARTICLE 4.

DIRECTORS AND OFFICERS

4.1.  The directors of FMC at the effective time of the Merger shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified. Subject to the authority of the Board of Directors, as provided by law and the bylaws of the Surviving Corporation, the officers of FMC at the effective time of the Merger shall be the officers of the Surviving Corporation.

ARTICLE 5.

CONVERSION OF SHARES IN THE MERGER

5.1.  The mode of carrying into effect the Merger provided in this Agreement and the manner and basis of converting the shares of the Constituent Corporations into shares of the Surviving Corporation are as follows:

5.1.1.  FMC’s Common Stock.  None of the shares of common stock, par value $1.00 per share, of FMC issued at the effective time of the Merger shall be converted as a result of the Merger, but all of such shares shall remain issued shares of common stock of the Surviving Corporation.

5.1.2.  A0105’s Common Stock.  At the effective time of the Merger, each share of common stock, par value $1.00 per share, of A0105 issued and outstanding shall be cancelled and not converted.

5.1.3.  CCA’s Common Stock.  At the effective time of the Merger, each share of common stock, par value $1.00 per share, of CCA issued and outstanding shall be cancelled and not converted.

5.1.4.  Surrender of Merged Corporation’s Certificates.  As soon as practicable after the Merger becomes effective, the stock certificates representing common stock of the Merged Corporations issued and outstanding at the time the Merger becomes effective shall be surrendered, as above provided.

ARTICLE 6.

EFFECT OF THE MERGER

6.1.  At the effective time of the Merger, the Surviving Corporation shall succeed to, without other transfer, and shall possess and enjoy all the rights, privileges, immunities, powers, and franchises, both of a public and a private nature, and be subject to all the restrictions, disabilities, and duties of each of the Constituent Corporations, and all the rights, privileges, immunities, powers, and franchises of each of the Constituent Corporations and all property, real, personal, and mixed, and all debts due to the Constituent Corporations on whatever account, for stock subscriptions, as well as for all other things in action or belonging to each of said corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, immunities, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in any Constituent Corporation shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of any Constituent Corporation shall be preserved unimpaired, limited in lien to the property affected by such liens at the effective time of the Merger, and all debts, liabilities, and duties of said Constituent Corporations, respectively, shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, as duties had been incurred or contracted by the Surviving Corporation.

ARTICLE 7.

ACCOUNTING MATTERS

7.1.  The assets and liabilities of the Constituent Corporations as of the effective time of the Merger shall be taken up on the books of the Surviving Corporation at the amounts at which they shall be carried at that time on the books of the respective Constituent Corporations. The amount of capital of the Surviving Corporation after the Merger shall be equal to the sum of the aggregate par value of the common stock that will remain issued upon the Merger. The surplus of the Surviving Corporation after the Merger, including any surplus arising in the Merger, shall be available to be used for any legal purposes for which surplus may be used.

ARTICLE 8.

APPROVAL OF SHAREHOLDERS;

FILING OF CERTIFICATE OF MERGER

8.1.  This Agreement has been submitted to Club Corporation International, the shareholder of A0105 and CCA, and unanimously approved by it. This Agreement has not been submitted to Club Corporation International, as the shareholder of the Surviving Corporation, since pursuant to Nevada Revised Statutes 78.454 the Plan and Agreement of Merger requires no action of the stockholders of the Surviving Corporation, if (a) the articles of incorporation of the surviving corporation will not differ from its articles before the merger; (b) each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger; (c) the number of voting shares outstanding immediately after the merger will not exceed the total number of shares of the surviving corporation outstanding immediately before the merger; and (d) the number of participating shares outstanding immediately after the merger will not exceed the total number of participating shares outstanding immediately before the merger. Articles of Merger in substantially the form annexed hereby as Exhibit “A” shall be signed, verified, and delivered to the Secretary of State of the State of Nevada for filing.

ARTICLE 9.

REPRESENTATIONS AND WARRANTIES OF MERGED CORPORATIONS

9.1.  The Merged Corporations represent and warrant to the Surviving Corporation as follows:

9.1.1.  Organization, Etc.  The Merged Corporations are duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Merged Corporations have corporate power to carry on their business as they are now being conducted and are qualified to do business in every jurisdiction in which the character and location of the assets owned by them or the nature of the business transacted by them require qualification.

9.1.2.  Capitalization.  The capitalization of the each Merged Corporation consists of 1,000 authorized shares of common stock (par value $1.00 per share), of which 1,000 shares are issued and outstanding, as of the date hereof, and are owned by Club Corporation International. Each issued share is validly issued, fully paid, and nonassessable.

9.2.  Further Warranties and Representations.

9.2.1.  The Merged Corporations have and on the closing date will have good and marketable title in fee simple to all lands and buildings shown as assets in their records and books of account, free and clear of all liens, encumbrances, and charges, except as reflected in the aforesaid financial statements and except for current taxes and assessments not delinquent and liens, encumbrances, and charges shown in their records and books of account which are not substantial in character or amount, and which do not materially detract from the value or interfere with the use of the properties subject thereto or affected thereby. The Merged Corporations have and on the effective date of Merger will have valid leases under which they are entitled to occupy and use in their business all real property of which they are lessee, and the Merged Corporations have no knowledge of any default under any such lease.

9.2.2.  The Merged Corporations have and on the effective date of Merger will have good and marketable title to the machinery, equipment, merchandise, materials, supplies, and other property of every kind, tangible or intangible, contained in their offices plants, and other facilities or shown as assets in their records and books of account, free and clear of all liens encumbrances, and charges, except as reflected in their financial statements and except for liens, encumbrances, and charges, if any, which do not materially detract from the value of or interfere with the use of the properties subject thereto or affected thereby. The Merged Corporations have and on the effective date of Merger will have valid leases under which they are entitled to use in their business all personal property of which they are lessee, and the Merged Corporations have no knowledge of any default under any such lease.

9.2.3.  All taxes imposed by the United States of America or by any foreign country or by any state, municipality, subdivision, or instrumentality of the United States of America or of any foreign country or by any other taxing authority which are due or payable by the Merged Corporations, and all price redetermination or renegotiation claims asserted or that may be asserted against them have been paid in full or are adequately provided for by reserves shown in the records and books of Account of the Merged Corporations and will be so paid or provided for on the closing date. The Merged Corporations have no knowledge of any unassessed tax deficiency proposed or threatened against it.

9.2.4.  The Merged Corporations are adequately insured with respect to risks normally insured against by companies similarly situated. All such policies are in full force and effect.

9.2.5.  There is no suit, action, or legal or administrative proceeding pending or, to the knowledge of the Merged Corporations threatened against them which, if adversely determined, might materially and adversely affect the financial condition of the Merged Corporations or the conduct of their businesses, nor is there any decree, injunction, or order of any court, governmental department, or agency outstanding against the Merged Corporations having any such effect.

9.2.6.  The Merged Corporations are not in default in any material respect under the terms of any material outstanding contract, agreement, lease, or other commitment.

9.2.7.  At the effective time of the Merger, the consummation of the transactions contemplated by this Plan will not result in the breach of any term or provision of or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Merged Corporations are a party.

9.2.8.  The Merged Corporations have all necessary licenses, franchises, permits, and other governmental authorizations and are valid and sufficient for all businesses presently carried on by the Merged Corporations.

ARTICLE 10.

REPRESENTATIONS AND WARRANTIES OF SURVIVING CORPORATION

10.1.  The Surviving Corporation represents and warrants to the Merged Corporations as follows:

10.1.1.  Organization.  The Surviving Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Surviving Corporation has corporate power to carry on its business as it is now being conducted and is qualified to do business in every jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it require qualification.

10.1.2.  Capitalization. The Surviving Corporation’s capitalization consists of 1,000 authorized shares of common stock (par value $1.00 per share), of which 1,000 shares are issued and outstanding, as of the date hereof, and are owned by Club Corporation International. Each issued share is validly issued, fully paid, and nonassessable.

10.1.3.  Litigation and Proceedings. There is no suit, action, or legal or administrative proceeding pending or, to the knowledge of the Surviving Corporation, threatened against it which, if adversely determined, might materially and adversely affect the financial condition of the Surviving Corporation or the conduct of its business, nor is there any decree, injunction, or order of any court, governmental department, or agency outstanding against the Surviving Corporation having any such effect.

10.1.4.  Material Contracts. The Surviving Corporation is not in default in any material respect under the terms of any material outstanding contract, agreement, lease, or other commitment.

10.1.5.  No Conflict with Other Instruments. At the effective time of the Merger, the consummation of the transactions contemplated by this Plan will not result in the breach of any term or provision of, nor constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Surviving Corporation is a party.

10.1.6.  Governmental Authorizations. The Surviving Corporation has all necessary licenses, franchises, permits, and other governmental authorizations and such are valid and sufficient for all businesses presently carried on by it.

ARTICLE 11.

CONDUCT OF BUSINESS PENDING THE MERGER

11.1.  From and after the date of this Agreement and prior to the effective time of the Merger, no Constituent Corporation will, without the prior written consent of the other Constituent Corporations, (i) amend its Certificate of Incorporation or Bylaws; except as may be necessary to enable it to carry out the provisions of this Agreement, (ii) engage in any material activity or transaction or incur any material obligation (by contract or otherwise), except in the ordinary course of business; (iii) issue rights or options to purchase or subscribe to any shares of its capital stock or subdivide or otherwise change any such shares, (iv) issue or sell any shares of its common stock or securities convertible into shares of its common stock, or (v) declare or pay any dividends on or make any distributions in respect of any shares of its common stock.

ARTICLE 12.

CONDITIONS PRECEDENT;
TERMINATION; GENERAL PROVISIONS

12.1.  Conditions Precedent to A0105’s Obligation. The obligation of A0105 to effect the Merger shall be subject to the following conditions, which may be waived by A0105:

12.1.1.  The representations and warranties of the other Constituent Corporations herein contained shall be true as of and at the effective time of the Merger with the same effect as though made at such time; the other Constituent Corporations shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the effective time of the Merger.

12.1.2.  No material change in the corporate status, businesses, operations, or financial condition of the other Constituent Corporations shall have occurred since the date of the financial statements provided (whether or not covered by insurance), other than changes in the ordinary course of business, none of which has been materially adverse in relation to the other Constituent Corporations, taken as a whole, and no other event or condition of any character shall have occurred or arisen since that date which shall have materially and adversely affected the corporate status, businesses, operations, or financial condition of the other Constituent Corporations, taken as a whole.

12.2.  Conditions Precedent to CCA’s Obligation. The obligation of CCA to effect the Merger shall be subject to the following conditions, which may be waived in writing by CCA:

12.2.1.  The representations and warranties of the other Constituent Corporations herein contained shall be true as of and at the effective time of the Merger with the same effect as though made at such time; the other Constituent Corporations shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the effective time of the Merger.

12.2.2.  No material change in the corporate status, businesses, operations, or financial condition of the other Constituent Corporations shall have occurred since the date of the financial statements provided (whether or not covered by insurance), other than changes in the ordinary course of business, none of which has been materially adverse in relation to the other Constituent Corporations, taken as a whole, and no other event or condition of any character shall have occurred or arisen since that date which shall have materially and adversely affected the corporate status, businesses, operations, or financial condition of the other Constituent Corporations, taken as a whole.

12.3.  Conditions Precedent to FMC’s Obligation. The obligation of FMC to effect the Merger shall be subject to the following conditions, which may be waived in writing by FMC:

12.3.1.  The representations and warranties of the other Constituent Corporations herein contained shall be true as of and at the effective time of the Merger with the same effect as though made at such time; the other Constituent Corporations shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the effective time of the Merger.

12.3.2.  No material change in the corporate status, businesses, operations, or financial condition of the other Constituent Corporations shall have occurred since the date of the financial statements provided (whether or not covered by insurance), other than changes in the ordinary course of business, none of which has been materially adverse in relation to the other Constituent Corporations, taken as a whole, and no other event or condition of any character shall have occurred or arisen since that date which shall have materially and adversely affected the corporate status, businesses, operations, or financial condition of the other Constituent Corporations, taken as a whole.

12.4.  Termination and Abandonment. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time before the effective time of the Merger, whether before or after adoption or approval of this Agreement by the shareholders of the Constituent Corporations under any one or more of the following circumstances:

12.4.1.  By the mutual consent of the Board of Directors of the Constituent Corporations, respectively;

12.4.2.  By A0105 if, prior to the effective time of the Merger, the conditions set forth in Section 12.1 shall not have been met;

12.4.3.  By CCA if, prior to the effective time of the Merger, the conditions set forth in Section 12.2 shall not have been met;

12.4.4.  By FMC if, prior to the effective time of the Merger, the conditions set forth in Section 12.3 shall not have been met.

Upon any such termination and abandonment, no party shall have any liability or obligation hereunder to the other parties.

12.5.  Amendments. Any of the terms or conditions of this Agreement may be modified or waived at any time before the effective time of the Merger by the party which is, or the shareholders of which are, entitled to the benefit thereof upon the authority of the Board of Directors of such party, provided that any such modification or waiver shall, in the judgment of the party making it, not affect substantially or materially and adversely the benefits to such party or its shareholders intended under this Agreement.

IN WITNESS WHEREOF, this Agreement has been signed by the duly authorized officers of each of the Constituent Corporations.

A0105

Attest:	A0105 Corp.

/s/ Murry E. Page	/s/ John H. Gray
Murry E. Page	John H. Gray
Assistant Secretary	President

CCA

Attest:	CCA Corp.

/s/ Murry E. Page	/s/ John H. Gray
Murry E. Page	John H. Gray
Assistant Secretary	Vice President

FMC

Attest:	ClubCorp Financial Management Company

/s/ Murry E. Page	/s/ John H. Gray
Murry E. Page	John H. Gray
Assistant Secretary	President

STATE OF TEXAS	}
}
COUNTY OF DALLAS	}

BEFORE ME, the undersigned authority, on this day personally appeared John H. Gray, Vice President of A0105 Corp., a Nevada corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act and deed of said corporation and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 27th day of December, 1991.

/s/ Linda M. McGuire
Notary Public, State of Texas

Linda M. McGuire
[Notary Public Stamp]	(Typed or Printed Name of Notary)

	My Commission Expires:	11-10-92

STATE OF TEXAS	}
}
COUNTY OF DALLAS	}

BEFORE ME, the undersigned authority, on this day personally appeared Murry E. Page, Assistant Secretary of A0105 Corp., a Nevada corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act and deed of said corporation and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 27th day of December, 1991.

/s/ Linda M. McGuire
Notary Public, State of Texas

Linda M. McGuire
[Notary Public Stamp]	(Typed or Printed Name of Notary)

	My Commission Expires:	11-10-92

STATE OF TEXAS	}
}
COUNTY OF DALLAS	}

BEFORE ME, the undersigned authority, on this day personally appeared John H. Gray, Vice President of CCA Corp., a Nevada corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act and deed of said corporation and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 27th day of December, 1991.

/s/ Linda M. McGuire
Notary Public, State of Texas

Linda M. McGuire
[Notary Public Stamp]	(Typed or Printed Name of Notary)

	My Commission Expires:	11-10-92

STATE OF TEXAS	}
}
COUNTY OF DALLAS	}

BEFORE ME, the undersigned authority, on this day personally appeared Murry E. Page, Assistant Secretary of CCA Corp., a Nevada corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act and deed of said corporation and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 27th day of December, 1991.

/s/ Linda M. McGuire
Notary Public, State of Texas

Linda M. McGuire
[Notary Public Stamp]	(Typed or Printed Name of Notary)

	My Commission Expires:	11-10-92

STATE OF TEXAS	}
}
COUNTY OF DALLAS	}

BEFORE ME, the undersigned authority, on this day personally appeared John H. Gray, President of ClubCorp Financial Management Company, a Nevada corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act and deed of said corporation and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 27th day of December, 1991.

/s/ Linda M. McGuire
Notary Public, State of Texas

Linda M. McGuire
[Notary Public Stamp]	(Typed or Printed Name of Notary)

	My Commission Expires:	11-10-92

STATE OF TEXAS	}
}
COUNTY OF DALLAS	}

BEFORE ME, the undersigned authority, on this day personally appeared Murry E. Page, Assistant Secretary of ClubCorp Financial Management Company, a Nevada corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act and deed of said corporation and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 27th day of December, 1991.

/s/ Linda M. McGuire
Notary Public, State of Texas

Linda M. McGuire
[Notary Public Stamp]	(Typed or Printed Name of Notary)

	My Commission Expires:	11-10-92